Exhibit 4.8

HANA BIOSCIENCES, INC.

[FORM OF] SERIES A WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. [ ]	Number of Shares (subject to adjustment): [ ]

Date of Issuance: October 8, 2009 Original Issue Date: October 8, 2009

Hana Biosciences, Inc.
Common Stock Purchase Warrant
(Void after October 8, 2016)

Hana Biosciences, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that [                   ], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or before 5:00 p.m. (Eastern time) on October 8, 2016 (the “Exercise Period”), [                   ] shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price of One Cent ($0.01) per share.  The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.  This Warrant is one of a series of Warrants issued by the Company in connection with a private placement of Common Stock and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the “Company Warrants”).

1.             Exercise.

(a)           Exercise for Cash.  The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.  A facsimile signature of the Registered Holder on the purchase form shall be sufficient for purposes of exercising this Warrant, provided that the Registered Holder has surrendered this Warrant to the Company and has tendered payment for the applicable Purchase Price in full.

(b)           Cashless Exercise.

(i)           At any time during the Exercise Period when the resale of the Warrant Shares by the Registered Holder is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder (the “Exercise Notice”), at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.  In the event of an exercise pursuant to this Section 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X = Y(A-B)
A

Where:	X = the number of Warrant Shares that shall be issued to the Registered Holder;

Y =         the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

A =        the Fair Market Value (as defined below) of one share of Common Stock; and

B =         the Purchase Price then in effect.

(ii)          The Fair Market Value per share of Common Stock shall be determined as follows:

(1)           If the Common Stock is listed on a national securities exchange or traded on another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2) below).

(2)           If the Common Stock is not listed on a national securities exchange or traded on another nationally recognized trading system, including the OTC Bulletin Board, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined in good faith by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than ten (10) days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board’s determination of such Fair Market Value.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within fifteen (15) days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this Section 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

(c)           Exercise Date.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) or 1(b) above (the “Exercise Date”).  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)           Issuance of Certificates.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three (3) trading days thereafter (the “Delivery Date”), the Company, at its expense, will cause to be issued in the name of the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof or at the written request of the Registered Holder, the Company shall cause certificates for Warrant Shares purchased hereunder to be transmitted by the transfer agent of the Company to the Registered Holder by crediting the account of the Registered Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system and provided such Warrant Shares are then subject to an effective registration statement under the Securities Act or are otherwise eligible for resale pursuant to Rule 144 thereunder; and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to Section 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

(iii)         In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for non-delivery by the Delivery Date, the difference between the closing price of the Common Stock on Delivery Date and the closing price of the Common Stock on the date the Common Stock is actually delivered times the number of Warrant Shares so exercised.

(e)           Restrictions on Exercise.  The Registered Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, such Registered Holder (together with such Registered Holder’s “Affiliates” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and any other person or entity acting as a group together with such Registered Holder or any of such Registered Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Registered Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Registered Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Registered Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Registered Holder that the Company is not representing to such Registered Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Registered Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Registered Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Registered Holder, and the submission of a Exercise Notice shall be deemed to be the Registered Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Registered Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination or any liability under this Section 1(e).  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(e), in determining the number of outstanding shares of Common Stock, a Registered Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or such similar form, as the case may be, or (y) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Registered Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Beneficial Ownership Limitation provisions of this Section 1(e) may be waived by such Registered Holder, at the election of such Registered Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.             Adjustments.

(a)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Date of Issuance (as set forth above) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Date of Issuance combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

Simultaneously with any adjustment to the Purchase Price pursuant to Sections 2(a) and 2(b), the number of Warrant Shares which may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment, the aggregate amount of the adjusted Purchase Price multiplied by the aggregate adjusted amount of Warrant Shares shall equal the aggregate amount of the unadjusted Purchase Price multiplied by the aggregate unadjusted amount of Warrant Shares.

(c)           Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(d)           Adjustment for Reorganization.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property  (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.  Notwithstanding the foregoing sentence, if (x) there shall occur any Reorganization in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the Registered Holder shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock subject to this Warrant immediately prior to such Reorganization by (B) a fraction, the numerator of which is the Fair Market Value (as defined in Section 1(b)(ii) above) per share of Common Stock as of the effective date of such Reorganization, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board (using the principles set forth in Section 1(b)(ii) to the extent applicable), and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Purchase Price divided by the fraction referred to in clause (B) above.  In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant (the “Transaction Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Reorganization, but the Company shall apportion such aggregate Exercise Price among the Transaction Consideration in a reasonable manner reflecting the relative value of any different components of the Transaction Consideration, if applicable.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Reorganization, then the Registered Holder shall be given the same choice as to the Transaction Consideration it receives upon any exercise of this Warrant following such Reorganization.  At the Registered Holder's request, any successor to the Company or surviving or acquiring entity in such Reorganization shall issue to the Registered Holder a new Warrant consistent with the foregoing provisions and evidencing the Registered Holder's right to purchase the Transaction Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Reorganization is effected shall include terms requiring any such successor or surviving or acquiring entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Reorganization.  Notwithstanding anything to the contrary, in the event of a Reorganization that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Reorganization involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Registered Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Reorganization, in lieu of the exercise of this Warrant, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Reorganization, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Reorganization and (iii) an expected volatility equal to the 10 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Reorganization.

(e)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.            Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to Section 1(b)(ii) above.

4.            Adjustment for Certain Dilutive Issuances.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, any equity Securities other than equity granted to employees, directors or consultants of the Company pursuant to the Company’s stock plan, at a price per share lower than the Purchase Price effective immediately prior to such event, the Purchase Price hereunder shall be immediately reduced to such lower price immediately upon the consummation of such event.

5.            Transfers, etc.

(a)           Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Securities Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.  Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

(b)           The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(c)           Subject to the provisions of this Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

6.            No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

7.            Notices of Record Date, etc.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)           of any Reorganization; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(d)           then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Reorganization, dissolution, liquidation or winding-up.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.            Reservation of Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

9.             Exchange or Replacement of Warrants.

(a)           Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b)           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.           Notices.  All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

11.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

12.           Amendment or Waiver.  This Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the Registered Holder.

13.           Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14.           Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

15.           Facsimile Signatures. This Warrant may be executed by facsimile signature.

* * * * * * *

EXECUTED as of the Date of Issuance indicated above.

HANA BIOSCIENCES, INC.

By:
Steven R. Deitcher
President and Chief Executive Officer

ATTEST:

John P. Iparraguirre
Secretary

EXHIBIT I

PURCHASE FORM

To:	Hana Biosciences, Inc.	Dated: ____________
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. A-__), hereby elects to purchase (check applicable box):

•	____ shares of the Common Stock covered by such Warrant; or

•	____ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant.  Such payment takes the form of (check applicable box or boxes):

•	$______ in lawful money of the United States; and/or

•	the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation) ; and/or

•
the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

Signature:	______________________
Address:	_______________________
_______________________

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. A-___) with respect to the number of shares of Common Stock of Hana Biosciences, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.